UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2021

PINGTAN MARINE ENTERPRISE LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-35192	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18/F, Zhongshan Building A No. 154 Hudong Road Fuzhou, PRC	350001
(Address of principal executive offices)	(Zip Code)

+86 (591) 8727-1753

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.001 par value	PME	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Resignation of Independent Registered Public Accounting Firm.

Pingtan Marine Enterprise Ltd. (the “Company”) previously engaged BDO China Shu Lun Pan Certified Public Accountants LLP (“BDO”) as the Company's independent registered public accounting firm for the fiscal year ended December 31, 2019. BDO has served as the independent auditor for the Company since September 1, 2014. On May 31, 2021 (the “Effective Date”), BDO tendered its resignation to the audit committee as the Company’s independent registered public accounting firm effective immediately.

BDO has not completed an audit or issued a report on the Company’s consolidated financial statements for the year ended December 31, 2020. BDO issued the independent registered public accounting firm reports on the Company’s consolidated financial statements for the fiscal years ended December 31, 2019 and 2018.

The audit reports of BDO on the Company’s consolidated financial statements for each of the two most recent fiscal years ended December 31, 2019 and 2018 did not contain any adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s two most recent fiscal years ended December 31, 2019 and 2018, and the subsequent interim period through the Effective Date, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and BDO on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of the disagreement in connection with BDO’s reports on the Company’s consolidated financial statements for 2019 and 2018 or in BDO’s report on the consolidated financial statements for 2020, which had not been completed at the time of the resignation.

During the Company’s two most recent fiscal years ended December 31, 2019 and 2018, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions). However, during the subsequent interim period through the Effective Date, there were “reportable events” in connection with BDO’s audit of the Company’s consolidated financial statements for the fiscal year ended December 31, 2020. At the time of the Effective Date, BDO was in the process of: (a) evaluating the Company’s ability to continue as a going concern, (b) assessing the Company’s prepayment to Huanghai Shipbuilding Co., Ltd. for the ongoing construction of a krill fishing vessel, and (c) evaluating the Company’s conclusion that the Global Deep Ocean is an equity method investee.

In addition, the Company’s management identified a material weakness in internal controls over financial reporting involving a failure to maintain a sufficient complement of personnel with an appropriate level of experience and training in the application of U.S. GAAP commensurate with its financial reporting requirements, as of December 31, 2020. A further description of the material weaknesses can be found in the Form 12b-25 filed by the Company on April 1, 2021 with the U.S. Securities and Exchange Commission (“SEC”). The material weakness has not resulted in any material misstatements or omissions in previously reported financial statements and management is taking steps to remediate the material weakness.

The Company provided BDO with a copy of the disclosures in this Current Report on Form 8-K (this “Report”) prior to filing this Report with the SEC. The Company requested that BDO furnish it with a letter addressed to the SEC stating whether BDO agrees with the statements made by the Company regarding BDO in this Report and, if not, stating the respects in which it does not agree. A copy of BDO’s letter dated June 3, 2021 to the SEC is filed as Exhibit 16.1 to this Report.

(b) Appointment of New Independent Registered Public Accounting Firm.

On May 31, 2021, the Company’s board of directors approved the appointment of Wei, Wei & Co, LLP (“WW”) as the Company’s new independent registered public accounting firm effective as of May 31, 2021. The Board will ask that shareholders of the Company ratify the appointment of WW at the next general annual meeting of shareholders of the Company.

In connection with the Company’s appointment of WW as the Company’s independent registered public accounting firm, the Company has not consulted with WW on any matter relating to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements; or (ii) any matter that was the subject of a “disagreement” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or any “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

WW will audit the Company’s financial statements for the fiscal year ended December 31, 2020.

Item 9.01 Financial Statements and Exhibits.

(d) EXHIBITS

16.1	Letter from BDO China Shu Lun Pan Certified Public Accountants LLP to the Securities & Exchange Commission, dated June 3, 2021.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2021	Pingtan Marine Enterprise Ltd.

	By:	/s/ LiMing Yung
	Name:	LiMing Yung
	Title:	Chief Financial Officer

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